Exhibit (h)(215)
[ Janus Letterhead ]
October 6, 2014
Mr. Douglas Laird
Janus Services LLC
151 Detroit Street
Denver, Colorado 80206
Dear Mr. Laird:
Attached is revised Appendix A to the Amended and Restated Transfer Agency Agreement dated June 18, 2002, as is further amended from time to time (the “Agreement”), between Janus Investment Fund (the “Trust”) and Janus Services LLC (“Janus Services”). The purpose of the revision is to reflect the name change of Janus Unconstrained Bond Fund to Janus Global Unconstrained Bond Fund, effective on October 6, 2014. Pursuant to Section 9 of the Agreement, the Trust hereby requests that Janus Services acknowledge its acceptance of the terms contained in the revised Appendix.
Please indicate your acceptance of the foregoing by executing two copies of this letter, returning one copy to the Trust and retaining one copy for your records.

JANUS INVESTMENT FUND

By:	/s/ Stephanie Grauerholz Stephanie Grauerholz
Vice President, Chief Legal Counsel and Secretary

JANUS SERVICES LLC

By:	/s/ Douglas Laird Douglas Laird
President

Revised effective as of October 6, 2014
APPENDIX A
INTECH Global Dividend Fund
INTECH International Fund
INTECH U.S. Core Fund
INTECH U.S. Growth Fund
INTECH U.S. Value Fund
Janus Asia Equity Fund
Janus Balanced Fund
Janus Contrarian Fund
Janus Diversified Alternatives Fund
Janus Emerging Markets Fund
Janus Enterprise Fund
Janus Flexible Bond Fund
Janus Forty Fund
Janus Fund
Janus Global Allocation Fund — Conservative
Janus Global Allocation Fund — Growth
Janus Global Allocation Fund — Moderate
Janus Global Bond Fund
Janus Global Life Sciences Fund
Janus Global Real Estate Fund
Janus Global Research Fund
Janus Global Select Fund
Janus Global Technology Fund
Janus Global Unconstrained Bond Fund
Janus Government Money Market Fund
Janus Growth and Income Fund
Janus High-Yield Fund
Janus International Equity Fund
Janus Money Market Fund
Janus Multi-Sector Income Fund
Janus Overseas Fund
Janus Preservation Series — Global
Janus Preservation Series — Growth
Janus Real Return Fund
Janus Research Fund
Janus Short-Term Bond Fund
Janus Triton Fund
Janus Twenty Fund
Janus Venture Fund
Perkins Global Value Fund
Perkins International Value Fund
Perkins Large Cap Value Fund
Perkins Mid Cap Value Fund
Perkins Select Value Fund
Perkins Small Cap Value Fund
Perkins Value Plus Income Fund